UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of the Securities and Exchange Act of 1934.

Date of Report (Date of earliest event reported) March 29, 2007

AUTOLIV, INC.
(Exact name of registrant as specified in its chapter)

Delaware (State or other juris- diction of incorporation)	001-12933 (Commission File Number)	51-0378542 (I.R.S. Employer Identification No.)

World Trade Center,
Klarabergsviadukten 70, SE-107 24
Stockholm, Sweden
(Address of principal executive offices)

Registrant's telephone number, including area code +46-8-587 20 600

Not Applicable
(Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 29, 2007, Autoliv, Inc. (the "Company") issued a press release announcing the election of a new Chief Executive Officer, Chairman of the Board and Lead Director. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Mr. Jan Carlson was appointed President and Chief Executive Officer of Autoliv, Inc. effective as of April 1, 2007. Mr Carlson will hold such office until the next annual meeting of our Board of Directors, his resignation, removal or death. There are no family relationships between Mr. Carlson and any of our directors or executive officers.

Mr. Carlson has worked for Autoliv since 1999 in several top-level positions, including President of Autoliv Region Europe, Vice President Engineering and President of the division Autoliv Electronics. Mr. Carlson is 46 years and holds a Master of Science in Physical Engineering from the University of Linkoping, Sweden.

Mr. Carlson holds 1,333 shares, 20,750 stock options and 9,101 Restricted Stock Units ("RSUs") in the Company.

Mr. Carlson's base salary is SEK 5,000,000 for 2007 and in addition he is eligible to participate in the Company's annual bonus program and stock incentive plan. For 2007, Mr. Carlson has an annual performance bonus of SEK 2,500,000 with a maximum of SEK 5,000,000. He will receive an additional 10,000 stock options and 3,333 RSUs for 2007.

Mr. Carlson has entered into an Employment Agreement and a Change of Control Agreement with the Company similar in form to those entered into with other executive officers of the Company and previously filed with the Securities and Exchange Commission. The contracts provide for a notice of termination of 18 months and in addition a payment of one year's severance. The Change of Control Agreement provides for benefits under the agreement in the event that during the two-year period following a change of control, the executive terminates the executive's employment for Good Reason (as defined in the agreement), or, during the 30-day period commencing one year after the change of control for any reason, or the Company terminates the executive's employment without cause (as defined in the agreement), the executive would be entitled to receive an immediate lump sum payment in an amount equal to two and a half time the sum of (i) such executive's then current annual salary, (ii) the average of the bonuses received for the two most recent fiscal years or the bonus for the most recent fiscal year, if higher, and (iii) the taxable value of the benefit of a company car, and (iv) the value of any pension benefits to which the executive would have been entitled to if he remained in service for one year following termination.

Mr. Carlson has the right to retire at the age of 60. The Company pays pension benefit premiums for Mr. Carlson in accordance with customary Swedish practice.

(c) EXHIBITS

99.1   Press Release of Autoliv, Inc. dated March 29, 2007 announcing the election of a new Chief Executive Officer and Member of the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date March 29, 2007	AUTOLIV, INC. (Registrant)
/s/Magnus Lindquist Magnus Lindquist Vice President Chief Financial Officer